UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 11, 2009

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 11, 2009, Tandy Leather Factory, Inc. (the “Company”) announced that it has entered into an agreement with Ronald C. Morgan, founder and former Chief Executive Officer, to purchase a total of 500,000 shares of the Company’s outstanding stock from Mr. Morgan and his wife.  The shares represent approximately 4.7% of the Company total outstanding common stock.  The shares will be purchased for $2.85 per share, or a total purchase price of $1.425 million.  This price represents a 6.5% discount to the August 7, 2009 closing price.  The Company intends to fund the stock purchase transaction out of currently available cash.  This transaction is expected to be completed as soon as possible, subject to certain customary closing conditions.

The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.                                Description

99.1	Press Release, dated August 11, 2009

99.2	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: August 11, 2009	BY: /s/ Shannon L. Greene
Chief Financial Officer & Treasurer